Exhibit 10.108

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of July 22, 1999 to the SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (as defined below), (this “Amendment”), is among Charming Shoppes Receivables Corp., as Seller and as Holder of the Exchangeable Seller Certificate, Spirit of America National Bank (the “Bank”), as servicer under the Prior Pooling Agreement (in such capacity, the “Prior Servicer”) and as Originator, Spirit of America, Inc. (“Spirit Inc.”), as Servicer and First Union National Bank, as Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Pooling Agreement (defined below).

PRELIMINARY STATEMENTS

A. Seller, Prior Servicer and Trustee are parties to that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (the “Prior Pooling Agreement”).

B. Seller, Prior Servicer and Trustee desire to amend the Prior Pooling Agreement in certain respects as set forth herein.

C. The parties to this Amendment desire to appoint Spirit Inc. as Servicer to replace the Bank as Servicer and Spirit Inc. desires to accept such appointment.

D. Originator desires to assign, for good and valuable consideration, rights to receive amounts otherwise allocable to the Holder of the Exchangeable Seller Certificate that constitute Deferred Originator Payments, as defined in the Prior Pooling Agreement (such amounts, the “Deferred Amounts”), and Holder of the Exchangeable Seller Certificate desires to accept such assignment and agrees to pay good and valuable consideration therefor.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. The Prior Pooling Agreement is hereby amended in its entirety to read as set forth in Annex A hereto (the Prior Pooling Agreement as amended hereby, the “Pooling Agreement”). Without limiting the foregoing, Spirit Inc. is hereby appointed Servicer under the Pooling Agreement, and agrees to assume all obligations of the Bank as Servicer. The Bank is hereby released from such obligations and all liabilities in connection therewith, other than any such liabilities incurred by the Bank, in its capacity as the Prior Servicer, prior to the Effective Date.

SECTION 2. Assignment of Deferred Originator Payments.

2.01 Assignment. In exchange for good and valuable consideration, Originator hereby assigns all of its rights to receive Deferred Amounts to the Holder of the Exchangeable Seller Certificate, and Originator hereby instructs Servicer and the Trustee, and each of the Servicer and the Trustee hereby agree that any Deferred Amounts which may become payable at or after the Effective Date shall be allocated to the Holder of the Exchangeable Seller Certificate as provided in Section 4.3(c) of the Pooling Agreement.

2.02 Consideration. As consideration for the right to receive such Deferred Originator Payments described in Subsection 2.01 above, the Seller, as Holder of the Exchangeable Seller Certificate, agrees to pay to Originator $5,170,122.00 on the Effective Date.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) the representations and warranties made by it set forth in the Pooling Agreement, after giving effect to this Amendment, are correct on and as of the Effective Date (defined below) as though made on and as of the Effective Date and shall be deemed to have been made on such Effective Date and (ii) no event has occurred and is continuing, or would result from the execution of this Amendment, which constitutes a Trust Early Amortization Event.

SECTION 4. Effectiveness. This Amendment shall become effective on the date on which the Trustee shall have received the following (such date, the “Effective Date”):

(a)	a copy of this Amendment duly executed by each of the parties hereto;

(b)	a Certificate of the Secretary or Assistant Secretary of each of the Seller, the Prior Servicer and the Servicer certifying that attached thereto is a copy of the Resolutions of the Board of Directors of the Seller, the Prior Servicer or the Servicer, as applicable, approving this Amendment and affirming that the Articles of Incorporation, By-Laws and/or incumbency certificate of the Seller or the Prior Servicer, as applicable, delivered pursuant to the Prior Pooling Agreement have not been amended or rescinded, and remain in full force and effect, and in the case of the Servicer, affirming that the Articles of Incorporation, By-Laws, and incumbency certificate of the Servicer attached thereto are true and genuine copies of such documents in full force and effect;

(c)	an Opinion of Counsel of the Seller, the Prior Servicer and the Servicer in form and substance reasonably acceptable to the Trustee;

(d)	the consent of each Investor Certificateholder of each Certificate Series outstanding on the Effective Date and each Purchaser Representative of each Receivables Purchase Series outstanding on the Effective Date; and

(e)	such other approvals, opinions or documents as the Trustee may reasonably request.

SECTION 5. Miscellaneous. This Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York. Any reference to the Pooling Agreement from and after the date hereof shall be deemed to refer to the Pooling Agreement as amended hereby, unless otherwise expressly stated. The Pooling Agreement, as amended hereby, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written.

CHARMING SHOPPES RECEIVABLES CORP., as Seller and Holder of the Exchangeable Seller Certificate

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	Vice President

SPIRIT OF AMERICA NATIONAL BANK, as Prior Servicer and Originator

By:	/s/ Eric M. Specter
Name:	Eric M. Specter
Title:	Vice President

SPIRIT OF AMERICA, INC., as Servicer

By:	/s/ Eric M. Specter
Name:	Eric M. Specter
Title:	President

FIRST UNION NATIONAL BANK, as Trustee

By:	/s/ George Rayzis
Name:	George Rayzis
Title:	Vice President